UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2016 (May 3, 2016)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1573 Mallory Lane, Suite 100

Brentwood, Tennessee 37027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 221-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Executive Officer Performance-Based Restricted Stock Awards

On May 3, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Quorum Health Corporation (the “Company”) met and approved the following grants of performance-based restricted stock to the Company’s executive officers, including the named executive officers. All such equity grants were made pursuant to the Quorum Health Corporation 2016 Stock Award Plan (the “2016 Stock Award Plan”) and a performance-based restricted stock award agreement (the “Performance-Based Restricted Stock Award Agreement”).

Name and Position	Number of Shares of Performance-Based Restricted Stock
Thomas D. Miller, President and Chief Executive Officer	273,333
Michael J. Culotta, Executive Vice President and Chief Financial Officer	79,000
Martin D. Smith, Executive Vice President of Operations	73,333
James Matthew Hayes, Senior Vice President – Operations	39,000
Shaheed Koury, M.D., Senior Vice President and Chief Medical Officer	27,666
R. Harold McCard, Jr., Senior Vice President, General Counsel and Assistant Secretary	29,000

The performance-based restricted stock awards have both performance and time vesting components. Generally, the performance objective that must be met is the Company’s attainment during the performance period (the eight months ended December 31, 2016, which corresponds to the post-spin-off period of the Company during 2016) of either an Adjusted EBITDA performance metric or a net operating revenues performance metric. Once the performance objective has been attained, restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of the grant date, provided that the grantee continues to be employed on such dates, subject to certain exceptions, including those noted below. If the performance objective is not attained, the awards will be forfeited in their entirety. Notwithstanding the performance objectives and the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of the grantee, or in the event of a change in control of the Company if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of a grantee’s termination of employment without cause by his or her employer, the award will not be terminated; rather when it is determined that the performance objective has been met (or if it has already been met), the award will accelerate in its entirety on such date.

2016 Non-Employee Director Restricted Stock Awards

On May 3, 2016, the Board, upon recommendation of the Compensation Committee and the Governance and Nominating Committee of the Board, met and approved a grant of 10,000 shares of restricted stock to each of its non-employee directors. All such equity grants were made pursuant to the 2016 Stock Award Plan and a director restricted stock award agreement (the “Director Restricted Stock Award Agreement”). Pursuant to the Director Restricted Stock Award Agreement, 100% of the number of shares of restricted stock will vest on the first anniversary of the date of grant.

The foregoing summaries of the Performance-Based Restricted Stock Award Agreement and Director Restricted Stock Award Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Performance-Based Restricted Stock Award Agreement and the Director Restricted Stock Award Agreement, forms of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following items are included as Exhibits to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Award Agreement.†

10.2	Form of Director Restricted Stock Award Agreement.†

†	Indicates a management contract or compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016	QUORUM HEALTH CORPORATION
(Registrant)

	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Award Agreement.†

10.2	Form of Director Restricted Stock Award Agreement.†

†	Indicates a management contract or compensation plan or arrangement